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Exhibit 5.3

One Silk Street London EC2Y 8HQ Telephone (44-20) 7456 2000 Facsimile (44-20) 7456 2222 Group 4 Fax (44-20) 7374 9318 DX Box Number 10 CDE
Bluewater (Floating Production) Ltd.,
Bluewater Operations (UK) Ltd.,
Bluewater Services (UK) Ltd.,
Bluewater (UK) Ltd. and
Pierce Production Company Ltd.

c/o Bluewater Holding B.V.
Marsstraat 33,
2132 HR Hoofddorp,
The Netherlands

Our Ref: JALB/PPA

        13 June 2003

Dear Sirs

Bluewater (Floating Production) Ltd., Bluewater Operations (UK) Ltd., Bluewater Services (UK) Ltd., Bluewater (UK) Ltd. and Pierce Production Company Ltd. (each a "Guarantor") Senior Subordinated Guarantees (the "New Guarantees") of U.S.$75,000,000 10 1/4% Senior Notes due 2012 of Bluewater Finance Limited (the "New Notes")

1
We have acted as your English legal advisers in connection with the registration of the New Notes and the New Guarantees under the U.S. Securities Act of 1933 (the "Securities Act") and the proposed offer to exchange the New Notes and New Guarantees for U.S.$75,000,000 aggregate principal amount of U.S.$75,000,000 10 1/4% Senior Notes due 2012 (the "Unregistered Notes") and the Guarantors' guarantees thereof (the "Unregistered Guarantees"), each of which were originally issued on 30 April 2003. Unless the context otherwise requires, capitalised terms used in this opinion shall have the meanings given to them in the Schedule hereto.

2
This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular, we express no opinion on matters of United States federal or state laws or the laws of any other jurisdiction.

3
We also are delivering to you an opinion dated the date hereof with respect to certain matters of United States federal law and the laws of the State of New York. We have relied on such opinion with respect to the opinions set forth herein insofar as they may be affected by matters of United States federal law or the laws of the State of New York and, insofar as the opinions set forth herein may be affected by matters of United States federal law or the laws of the State of New York, they are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.

4
For the purpose of this opinion, we have examined only the documents listed in the Schedule to this opinion, such certificates and other documents and such questions of law as we have considered necessary or appropriate. The Indenture (which includes the New Guarantees) and the Registration Rights Agreement are together referred to in this opinion as the "Principal Agreements".

A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or registered European lawyers.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

5
We have assumed that the Principal Agreements are within the capacity and powers of, have been duly and validly authorised by, and are binding upon, each of the respective parties thereto other than the Guarantors and those documents have been or will be validly executed and delivered by the relevant parties, each of the Principal Agreements is valid and binding on each party (including each of the Guarantors) under the law to which it is expressed to be subject and words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.

6
We have further assumed that:

6.1
all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the signatures thereon or on the original thereof are genuine;

6.2
the global registered New Notes conform to the form examined by us; and

6.3
each of the Principal Agreements has been executed by the person(s) duly authorised to do so in the Board Minutes.

7
In our opinion:

7.1
Each of the Guarantors has the corporate power to enter into and perform its obligations under the Principal Agreements and has taken all necessary action to authorise the execution of the Principal Agreements and the exchange of its New Guarantee for its Unregistered Guarantee and that the execution of the Principal Agreements and the exchange of its New Guarantee for its Unregistered Guarantee has been duly authorised.

7.2
When the Registration Statement has become effective under the Securities Act and the New Notes (including the Notation of New Guarantee endorsed on each New Note) have been duly executed and authenticated in accordance with the terms of the Indenture and duly issued and delivered in exchange for the Unregistered Notes and the Unregistered Guarantees in accordance with the terms of the Principal Agreements, there is no reason insofar as English law is concerned why the obligations assumed by each of the Guarantors pursuant to each of the Principal Agreements are not valid and binding upon each of the Guarantors.

8
The term "valid and binding" as used above means that the obligations assumed by the relevant party are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

8.1
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

8.2
enforcement may be limited by general principles of equity—for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

8.3
claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim;

8.4
where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction;

8.5
a provision in an agreement may be unenforceable if it amounts to a penalty under English law; and

8.6
an English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs.

9
This opinion is subject to the following:

9.1
Any certificate, determination, notification, opinion, minute or the like might be held by an English court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreement to the contrary.

9.2
So far as they relate to United Kingdom stamp duties, any undertakings or indemnities given by any of the Guarantors may be void under section 117 of the Stamp Act 1891.

9.3
We express no opinion as to the compliance or otherwise with the financial limitations on borrowings or the covenants of any of the Guarantors contained in their respective Articles of Association.

10
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Legal Matters" and "Enforcement of Judgements" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

Linklaters

A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or registered European lawyers.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

SCHEDULE

1
Draft dated 13 June 2003 of a Registration Statement on Form F-4 (the "Registration Statement") in relation to the New Notes and the New Guarantees, including a draft dated 13 June 2003 of a related Prospectus (the "Prospectus").

2
Registration Rights Agreement dated 30 April 2003 between, inter alios, the Issuer, the Guarantors and the Initial Purchasers.

3
Indenture dated 22 February 2002 between inter alios, the Issuer, the Guarantors and The Bank of New York as Trustee (the "Trustee").

4
Form of the global registered New Notes.

5
A certified copy of the Memorandum and Articles of Association of each of the Guarantors.

6
A certified copy of the minutes of meetings of the Board of Directors of each of the Guarantors, each held on 22 April 2003 (together, the "Board Minutes").

7
A certified copy of the written resolutions of the shareholders of each of the Guarantors, each dated 22 April 2003 (together, the "Shareholders' Resolutions").

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  Exhibit 5.3
SCHEDULE